FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2009

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9712 (Commission File Number)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On November 5, 2009, United States Cellular Corporation (“U.S. Cellular”) issued a press release announcing the resignation of Jay M. Ellison, Executive Vice President and Chief Operating Officer, effective December 31, 2009, and the expected appointment of Alan D. Ferber as Executive Vice President – Operations, effective January 1, 2010.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The following responds to the requirements of Item 5.02 of Form 8-K.

(a)           N/A

(b)           Jay M. Ellison has resigned as U.S. Cellular’s Executive Vice President and Chief Operating Officer effective as of the end of the day on December 31, 2009.

(c)           (1)           Alan D. Ferber is expected to be appointed Executive Vice President - Operations effective January 1, 2010 pursuant to an action by the U.S. Cellular Board of Directors expected to be taken on November 17, 2009.

                (2)           Alan D. Ferber is 42 years old.  Mr. Ferber is currently the Vice President – Sales Operations and Chief Marketing Officer of U.S. Cellular.  There is no arrangement or understanding between Mr. Ferber and any other person pursuant to which he was selected to serve in any office.  He has no family relationship with any director or executive officer or person nominated or chosen by U.S. Cellular to become a director or executive officer of U.S. Cellular.  Mr. Ferber has been Vice President – Sales Operations and Chief Marketing Officer of U.S. Cellular since 2008.  Prior to that time, Mr. Ferber was Vice President – Marketing of U.S. Cellular since he was first employed by U.S. Cellular in 2001.  Additional information regarding Mr. Ferber is set forth in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.  Since the beginning of 2008, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Ferber or any of his immediate family members had or will have a direct or indirect material interest, except for ordinary compensation and benefit plan arrangements.

                (3)           U.S. Cellular did not enter into or amend any material plan, contract or arrangement to which Mr. Ferber is a party or in which he participates or make or modify any grant or award to Mr. Ferber in connection with the foregoing actions.

(d)           N/A

(e)           U.S. Cellular entered into a Employment, Consulting and General Release Agreement with Jay M. Ellison as of November 3, 2009.  Pursuant to this agreement, subject to the terms and conditions thereof (i) Mr. Ellison will continue to serve as Executive Vice President and Chief Operating Officer of U.S. Cellular through December 31, 2009 (the “Resignation Date”), and continue to receive his current base salary and employment benefits through the Resignation Date, (ii) following the Resignation Date, Mr. Ellison will be permitted to elect to participate, at his cost, in the retiree health plan and Medicare supplement plan of U.S. Cellular’s parent, Telephone and Data Systems, Inc., (iii) subject to approval by the U.S. Cellular Stock Option Compensation Committee (“Committee”) on or before November 17, 2009, the portion of the stock options granted to Mr. Ellison under the United States Cellular Corporation 2005 Long-Term Incentive Plan (the “LTIP”) in 2006, 2007, 2008 and 2009, that would otherwise become exercisable in April 2010 if he remained employed by U.S. Cellular through such time, will become exercisable immediately prior to the Resignation Date, and exercisable options held by Mr. Ellison as of the Resignation Date will exercisable by him for a period ending on the earlier of (a) 90 days after the date on which the Company’s 2009 Form 10-K is filed with the Securities and Exchange Commission, or (b) the tenth anniversary of the grant of such option, (iv) subject to approval by the Committee on or before November 17, 2009, the restricted stock units granted under the LTIP to Mr. Ellison in 2007 that would otherwise vest in April 2010 if he remained employed by U.S. Cellular through such time will vest immediately prior to the Resignation Date, (v) Mr. Ellison will receive a bonus for 2009 performance pursuant to the terms and procedures of the U.S. Cellular 2009 Executive Officer Annual Incentive Plan and (vi) Mr. Ellison will be paid for unused vacation days and will receive pension and other retirement payments in accordance with the terms of the applicable plans.  In addition, pursuant to this agreement and subject to the terms and conditions thereof, (i) from January 1, 2010 until March 31, 2010, Mr. Ellison will perform certain specified services for U.S. Cellular as a nonemployee, independent contractor, (ii) on July 1, 2010, U.S. Cellular will pay Mr. Ellison $72,700 for such consulting services plus a one-time payment of $5,000 as the reimbursement of miscellaneous business expenses, (iii) Mr. Ellison will be required to comply with covenants relating to non-competition, non-disclosure of confidential information, non-solicitation of U.S. Cellular employees, cooperation with U.S. Cellular in the event of any proceedings and communications relating to U.S. Cellular and comply with a general release and covenant not to sue, and (iv) on each of January 3, 2011 and January 2, 2012, U.S. Cellular will pay Mr. Ellison $125,000 in consideration for his obligations under such agreement.  The foregoing brief description is qualified by reference to the copy of such agreement attached which is incorporated by reference herein as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  November 9, 2009

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Employment, Consulting and General Release Agreement dated November 3, 2009 between U.S. Cellular and Jay M. Ellison, including exhibits

99.1	Press Release dated November 5, 2009